SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2007

PACKETPORT.COM, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-19705	13-3469932
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

587 Connecticut Ave., Norwalk, CT    06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 831-2214

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 8:  Other Events

On August 31, 2007, Packetport.com, Inc. signed a new letter of intent with YFONGLOBAL LLC(the “Company”) under which the Company will acquire Packetport.com., Inc. The Company tailors and hosts a turnkey social networking platform for Internet use and also provides voice over IP as an additional product line.

Under the terms of the new letter of intent, which supercedes and replaces in its entirety the original letter of intent, the shareholders of Packetport.com, Inc. will own 14% of the stock in the new company after the transaction is completed. Under the terms of the original letter of intent announced in a Form 8K filing by Packetport.com., Inc. on June 7, 2007, shareholders of Packetport.com, Inc. were to own 8% of the new company plus acquire a warrant for each share owned to acquire an additional share at $.10 per share.

Exhibit 99.1: Letter of Intent

SIGNATURES

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

PACKETPORT.COM, INC.

By:	/s/ RONALD A. DURANDO
Ronald A. Durando
President and Chief Executive Officer

Date: September 5, 2007